UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 1, 2018

BROOKLINE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23695	04-3402944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

131 Clarendon Street, Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2018, Brookline Bancorp, Inc. (the “Company”) and Brookline Bank (“Brookline”) completed the previously announced acquisition of First Commons Bank, N.A. (“First Commons Bank”), pursuant to an Agreement and Plan of Merger dated September 20, 2017 (the “Merger Agreement”), by and between the Company, Brookline, and First Commons Bank.  Pursuant to the terms of the Merger Agreement, First Commons Bank has merged with and into Brookline (the “Merger”) with Brookline as the surviving institution.  As a result of the Merger, each First Commons Bank stockholder will have the right to receive 1.089 shares of the Company’s common stock in exchange for each share of First Commons Bank common stock.

The foregoing description of the Merger and Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2017, and is incorporated herein by reference.

A copy of the Company’s press release dated March 1, 2018, announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger Agreement, on September 20, 2017, the Company, Brookline, First Commons Bank, and Anthony G. Nuzzo, entered into a release, consulting and non-competition agreement (the “Consulting Agreement”), which became effective upon the closing of the Merger.  In accordance with the terms of the Consulting Agreement, upon completion of the Merger Mr. Nuzzo resigned as President and Chief Executive Officer of First Commons Bank and agreed to provide consulting services to Brookline for a period of one year following such completion. Brookline shall pay Mr. Nuzzo up to $150,000 in consideration for the consulting services, payable in equal monthly installments.  The one-year consulting period will terminate early upon (i) 30 days’ written notice from Mr. Nuzzo to Brookline terminating such period or (ii) Mr. Nuzzo’s death.   No additional consulting fees will be payable after the consulting period terminates.

Also under the Consulting Agreement, Mr. Nuzzo is subject to certain non-competition, non-solicitation and non-disparagement provisions.  Subject to limited exceptions, for a period of 12 months following the closing of the Merger, Mr. Nuzzo shall not engage in, become interested in or become associated with, any Competing Business as such term is defined in the Consulting Agreement.  As used in the Consulting Agreement, the term “Competing Business” means any bank or other FDIC-insured depository institution, credit union, mortgage or finance company, or any other entity engaged in a business that competes with the business of the Company, or a subsidiary thereof, if such entity has a branch or loan production office in the following counties in Massachusetts: Suffolk, Norfolk, Essex, Middlesex, Plymouth or Bristol.

Additionally, the Consulting Agreement provides that Mr. Nuzzo shall not (i) solicit, induce or hire away any employee of the Company or any of its subsidiaries, (ii) solicit any customer of the Company or any of its subsidiaries to transact business with a Competing Business, (iii) reduce or refrain from doing business with the Company or any of its subsidiaries, or (iv) interfere with or damage any relationship between the Company or any of its subsidiaries and its or their customers.

This description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, as amended, which is attached as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on September 21, 2017 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1                  Press release of Brookline Bancorp, Inc., issued March 1, 2018

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press release of Brookline Bancorp, Inc., issued March 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: March 1, 2018	By:	/s/ Michael W. McCurdy
Michael W. McCurdy
Chief Risk Officer, General Counsel and Secretary